Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Joseph A. Kirk, Jeffrey D. Grube and Frank W. Jones (each an “Agent,” and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and to file the same, with all exhibits thereto, and all amendments or other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

	Chairman of the Board and Director	February 20, 2015
Charles G. Urtin

/s/ Todd D. Brice	Chief Executive Officer and Director	February 20, 2015
Todd D. Brice

Director
John J. Delaney		February 20, 2015

	Director	February 20, 2015
Michael J. Donnelly

/s/ William J. Gatti	Director	February 20, 2015
William J. Gatti

/s/ Jeffrey D. Grube	Director	February 20, 2015
Jeffrey D. Grube

/s/ Frank W. Jones	Director	February 20, 2015
Frank W. Jones

/s/ Joseph A. Kirk	Director	February 20, 2015
Joseph A. Kirk

/s/ David L. Krieger	Director	February 20, 2015
David L. Krieger

Signature	Title	Date

James C. Miller	Director	February 20, 2015

/s/ Fred J. Morelli Jr.	Director	February 20, 2015
Fred J. Morelli, Jr.

/s/ Frank J. Palermo, Jr.	Director	February 20, 2015
Frank J. Palermo, Jr.

	Director	February 20, 2015
Christine J. Toretti